Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), dated as of February 20, 2023, is entered into by and between LiveRamp Holdings, Inc., a Delaware corporation (the “Company”) and Warren C. Jenson (“Consultant”).

WHEREAS, as of the date of this Agreement, Consultant is currently an employee (“Executive”) of Company, whose employment shall terminate on April 14, 2023;

WHEREAS, Consultant agrees to provide consulting services to the Company after his termination of employment with the Company through March 31, 2024; and

WHEREAS, the parties desire to identify the relationship between Company and Consultant and to clarify the services to be provided by Consultant.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Services. Company shall engage Consultant and Consultant shall accept such engagement, subject to the terms and conditions set forth herein, for the provision of the consulting services described herein. Consultant shall be reasonably available to provide advisory services in relation to any of the Consultant’s prior roles with the Company and perform such tasks or services as may be reasonably assigned or delegated to Consultant by the Company from time to time. During the term hereof, Consultant shall devote Consultant’s best efforts and attention to the performance of the duties hereunder required of Consultant, however, Consultant’s obligation to perform services under this Agreement shall be limited to ten (10) hours or less per month.

2.             Independent Contractor. In the performance of Consultant’s duties hereunder, Consultant shall act solely as an independent contractor and not as an agent or employee of Company. The Consultant shall not be an “employee” of Company for any purpose, nor shall Consultant be entitled to receive or participate in any insurance, retirement, profit sharing, vacation, sick leave, social security, worker’s compensation, disability or unemployment benefits, plans or policies of any kind or nature whatsoever of Company. Further, Consultant agrees not to hold himself out to any third party as an employee, principal or agent of Company or its affiliates. Further, nothing in this Agreement shall restrict, in any way, Consultant’s right to be employed by and/or perform services for any other person or entity.

3.             Consideration. As consideration for the services to be rendered by Consultant to the Company hereunder, Company shall pay Consultant an annual consulting fee equal to $100,000, payable monthly. Company shall bear all travel and other out-of-pocket expenses approved in advance in writing by the Company and reasonably incurred by Consultant in the performance of Consultant’s duties, including without limitation communication expenses. Consultant hereby agrees to timely make any and all tax withholding payments for which Consultant is responsible under applicable law and to indemnify Company for any failure on Consultant’s part to make such tax withholding payments.

4.             Term. This Agreement shall be effective on the date of Consultant’s termination as an employee from Company and shall continue until March 31, 2024, subject to the termination provisions of Section 5.

5.             Termination.

(a)            Termination by the Company. Company may terminate this Agreement with or without cause at any time by delivering a written notice to Consultant.

(b)           Termination by the Consultant. The Consultant may terminate this Agreement with Cause at any time by delivering a written notice to Company. For purposes of termination by Consultant, “Cause” shall be defined as (i) a breach by the Company of this Agreement or any other agreement between Consultant and the Company or any Company affiliate or (ii) the commission of a wrongful act by the Company in connection with Consultant’s relationship with the Company under this Agreement or any other agreement between Consultant and the Company.

(c)            Date of Termination. For purposes of this Agreement, the term “Date of Termination” shall mean the earlier of (i) March 31, 2024 and (ii) the date that any party gives written notice that it intends to terminate this Agreement pursuant to the terms hereof or the date, if any, specified by the terminating party in such written notice as the effective date of termination.

6.             Obligations of the Company upon Termination. If this Agreement shall be terminated for any reason, the Company shall have no further obligation under this Agreement from and after the Date of Termination, other than to pay the Consultant any unpaid portion of the earned Consultant Fee within thirty (30) days after the Date of Termination.

7.             Assignment. The duties, obligations, rights and covenants under this Agreement shall not be assignable by Consultant or Company without the prior written consent of the other party. This Agreement shall inure to the benefit of Company and its successors and assigns, including without limitation any entity to which substantially all of the assets or business of the Company are sold or transferred.

8.             Internal Revenue Code Section 409A. This Agreement is intended to comply with, or otherwise be exempt from, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and guidance promulgated thereunder (together “Code Section 409A”). The parties intend to interpret, apply and administer this Agreement in the least restrictive manner necessary to comply with such intent, including guidance that may be issued after the Effective Date. No payments will be accelerated or delayed in time or schedule other than in accordance with this Agreement and Code Section 409A. In no event shall Company be liable for any additional tax, interest or penalty that may be imposed on Consultant for failure to comply with Code Section 409A or any other section of the Code.

9.             Governing Law. This Agreement will be governed and construed and enforced in accordance with the laws of the State of Delaware without regard to its conflicts of law rules. The parties hereby submit to the exclusive jurisdiction and venue of any local, state or federal court in the State of Delaware for resolution of any and all claims, causes of action or disputes arising out of, related to or concerning this Agreement and the parties agree to waive any claim relating to forum non conveniens.

10.           Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability for any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

11.           Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid, unless in writing and duly executed by the parties hereto, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding or litigation between the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid and the parties further agree that the provisions of this section may not be waived except as herein set forth.

12.           Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

13.           Mutual Drafting. Executive acknowledges that legal counsel of his choosing has reviewed this Agreement, that the Executive has consulted with such counsel, and that he agrees to the terms herein without reservation. This Agreement is the mutual product of the parties. Each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

14.           Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which counterparts shall together constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement of this Agreement is sought. The execution of this Agreement may be by actual, facsimile or electronic signature.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, this Consulting Agreement has been executed and delivered by the parties as of the first date set forth below.

Executive:	LiveRamp Holdings, Inc.:

Warren C. Jenson	Jerry Jones
Name (Type or Print)	Name (Type or Print)

/s/ Warren C. Jenson	/s/ Jerry Jones
Signature	Signature

President	Executive Vice President
Executive’s LiveRamp ID Number	Title

2/20/2023	2/20/2023
Date	Date

4